UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024 (March 13, 2024)

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 901-0315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2024, Lipella Pharmaceuticals Inc. (the “Company”) entered into Affiliate Stock Purchase Agreements (the “Agreements”) with each of Jonathan H. Kaufman, the Company’s Chief Executive Officer and Chairman of its board of directors, and Michael B. Chancellor, the Company’s Chief Medical Officer and a member of its board of directors, pursuant to which each of Drs. Kaufman and Chancellor purchased $100,000 of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in cash from the Company at $0.6901 per share, based on the official closing price of The Nasdaq Stock Market LLC for the Common Stock on March 13, 2024, resulting in the issuance of 144,906 shares of Common Stock to each of Drs. Kaufman and Chancellor. The Agreements contain customary representations, and warranties for transactions of this type.

The forgoing descriptions of the Agreements are qualified in their entirety by reference to the full text of each such agreement, which are filed hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Affiliate Stock Purchase Agreement, dated as of March 13, 2024, by and between the Company and Jonathan Kaufman.
10.2	Affiliate Stock Purchase Agreement, dated as of March 13, 2024, by and between the Company and Michael Chancellor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2024	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer